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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                               SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 2000
                                                              -------------
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Earnings before fixed charges:
  Net income................................................      $158
  Provision for income taxes................................       109
                                                                  ----
  Income before income taxes................................       267
  Interest and debt expense.................................       142
  Interest portion of rental expense........................        16
                                                                  ----
Earnings before fixed charges...............................      $425
                                                                  ====
Fixed charges:
  Interest and debt expense.................................      $142
  Interest portion of rental expense........................        16
  Capitalized interest......................................         1
                                                                  ----
    Total fixed charges.....................................      $159
                                                                  ====
Ratio of earnings to fixed charges..........................       2.7
                                                                  ====
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